UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2026

PAVMED INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37685	47-1214177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Madison Avenue, 25th Floor, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 813-1828

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	PAVM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On February 3, 2026, PAVmed Inc. (the “Company”) entered into subscription agreements (the “Subscription Agreements”) with certain accredited investors (the “Investors”) and, pursuant to and concurrently with the execution of the Subscription Agreements, sold to the Investors, for an aggregate purchase price of $30 million, (i) 30,000 shares of the Company’s newly designated Series D Convertible Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”), and (ii) warrants (the “Warrant”) to purchase an additional 30,000 shares of Series D Preferred Stock, with each investor receiving 100 shares of Series D Preferred Stock and a warrant to purchase 100 shares of Series D Preferred Stock for each $100,000 of its investment (the “Offering”). The initial conversion price of the Series D Preferred Stock is $6.50 per share, subject to adjustment in the event of stock splits, stock dividends, and similar transactions.

Concurrently with the Offering, the Company redeemed all 16,962 shares of Series C Preferred Stock outstanding and refinanced all $8,414,890 in principal and interest of its Senior Secured Convertible Note issued in September (the “2022 Note”), in consideration of a cash payment to the holder thereof (the “Holder”) of approximately $22,346,241 (which was made using proceeds from the sale of the Series D Preferred Stock), and the issuance to the Holder of an amended and restated 2022 Note (the “2026 Note”) with a principal amount of $15 million.

The Series D Preferred Stock

In connection with the Offering, the Company filed with the Secretary of State of the State of Delaware a certificate of designations, which sets forth the resolutions of the Company’s board of directors designating 60,000 shares of Series D Preferred Stock and fixing its terms (the “Certificate of Designation”).

The key terms of the Series D Preferred Stock are as follows:

Rank. The Series D Preferred Stock is senior to the Common Stock and any other class of the Company’s capital stock that is not by its terms senior to or pari passu with the Series D Preferred Stock. The Series D Preferred Stock is pari passu with the Series B Convertible Preferred Stock, par value $0.001 per share, of the Company (the “Series B Preferred Stock”).

Voluntary Conversion. Each share of Series D Preferred Stock is convertible at the option of the holder, subject to the beneficial ownership and primary market limitations described below, into a number of shares of the Company’s common stock equal to $1,000 (the “Stated Value”) divided by the conversion price in effect at the time of the conversion. As noted above, the initial conversion price of the Series D Preferred Stock is $6.50 per share, subject to adjustment in the event of stock splits, stock dividends, and similar transactions. In addition, in the event that on or prior to April 15, 2026, the Company issues shares in a new subseries of Series D Preferred Stock with a lower conversion price, the conversion price of the outstanding shares of Series D Preferred Stock will be reduced to such lower conversion price.

Mandatory Conversion. The Series D Preferred Stock will automatically convert into shares of Common Stock upon the earlier of (i) receipt of the stockholder approval (the “Stockholder Approval”) for issuances of common stock upon conversion of the Series D Preferred Stock in excess of the primary market limitation described below or (ii) delivery of written notice by the Company to each holder that the Company has determined that the Stockholder Approval is not required by the rules of Nasdaq (the “Mandatory Conversion Date”). The Company has agreed to hold a special meeting of its stockholders on or prior to April 30, 2026 (the “Stockholder Meeting”) at which it will seek the Stockholder Approval. In connection with the Offering, certain of the Company’s officers and directors and certain Investors representing in the aggregate more than 20% of the issued and outstanding shares of the Company’s common stock as of immediately prior to consummation of the Offering entered into letter agreements pursuant to which they agreed (i) not to sell or dispose of any of their shares of capital stock of the Company prior to the record date for the Stockholder Meeting, and (ii) to vote at the Stockholder Meeting in favor of the proposal in respect of the Stockholder Approval.

Dividends. The Company may not pay any dividends or other distributions on shares of any other class or series of capital stock of the Company, other than dividends on shares of Series B Preferred Stock payable in additional shares of Series B Preferred Stock, and other than dividends on the Company’s common stock payable in shares of common stock or common stock equivalents.

Voting. On any matter to be acted upon or considered by the stockholders of the Company (other than the Stockholder Approval), each holder shall be entitled to vote on an “as converted” basis, after applying the beneficial ownership and primary market limitations described below and provided that the conversion price will be deemed, solely for the purpose of voting, to be no less than the “Minimum Price” as defined in the rules of The Nasdaq Stock Market LLC (“Nasdaq”). The Series D Preferred Stock will vote together with the common stock as a single class. In addition, the Certificate of Designations contains protective provisions, requiring the Company to obtain the consent of the holders of a majority of the Series D Preferred Stock for certain specified actions.

Preferred Director. As long as there are at least 10,000 shares of Series D Preferred Stock outstanding, the holders of Series D Preferred Stock shall have the exclusive right, voting together as a separate class, to appoint and elect one director of PAVmed, and such director’s consent shall be required prior to any optional redemption by PAVmed of the 2026 Note.

Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company (or any Deemed Liquidation Event as defined in the Certificate of Designation), the holders of shares of Series D Preferred Stock then outstanding (pari passu with the Series B Preferred Stock) will be entitled to be paid out of the assets of the Company available for distribution to its stockholders, before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Stated Value, plus any dividends accrued but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series D Preferred Stock been converted into Common Stock immediately prior to such event.

Beneficial Ownership Limitation. The Company will not effect any conversion of the Series D Preferred Stock, and a holder will not have the right to receive dividends or convert any portion of the Series D Preferred Stock, to the extent that, after giving effect to the receipt of dividends or the conversion, the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of the holder’s affiliates) would beneficially own in excess of 4.99% (which may be increased, at the written election of a holder prior to the issuance of any shares of Series D Preferred Stock, up to 19.99%) of the number of shares of outstanding common stock immediately after giving effect to the conversion; provided that such limitation shall cease to apply from and after the Mandatory Conversion Date.

Primary Market Limitation. Unless the approval of the Company’s stockholders is not required by the applicable rules of Nasdaq for issuances of common stock in excess of 19.99% of the outstanding common stock as of February 3, 2026 (or, if earlier, the date of the definitive agreement for any transaction aggregated with the sale of the Series D Preferred Stock) (the “Market Limit”), or unless the Company has obtained the Stockholder Approval, the Company will not effect any conversion of the Series D Preferred Stock, and a holder shall not have the right to convert any portion of the Series D Preferred Stock, to the extent that, after giving effect to the receipt of common stock in connection with such conversion, the holder would have received in excess of its pro rata share of the Market Limit.

Redemption. At any time and from time to time, from and after February 3, 2029 (or if earlier, the occurrence of a Triggering Event as described below), each holder of the Series D Preferred Stock may cause the Company to redeem all of its outstanding shares of Series D Preferred Stock, or any portion thereof, in cash at a redemption price per share equal to the stated value multiplied (i) 300%, if notice of redemption is delivered on or prior to February 3, 2027, (ii) 400%, if notice of redemption is delivered after February 3, 2027 and on or prior to February 3, 2028, or (iii) 500%, if notice of redemption is delivered after February 3, 2028. A “Triggering Event” includes a Bankruptcy Event (as defined in the Certificate of Designations) or to the extent the 2026 Note remains outstanding, the earlier receipt (or deemed receipt) by the Company of an Event of Default Redemption Notice (as defined in the 2026 Note) pursuant to such note.

Charter Amendment. The Company agreed with the holders of the Series D Preferred Stock to seek approval at the Stockholder Meeting of a resolution providing for an amendment to the Company’s Certificate of Incorporation, in form reasonably acceptable to the Purchaser, to permit the removal of any director, with or without cause, by the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock (or securities convertible therefor) entitled to vote in elections of the Company’s directors.

The Warrants

General. The Warrants entitle the holders thereof to purchase an aggregate of 30,000 shares of Series D Preferred (the “Warrant Shares”) at an exercise price of $1,000 per share. The Warrants expire on February 3, 2031.

Call Right. Commencing on the publication by Molecular Diagnostic Services Program (MolDx) of a draft local coverage determination that the Esoguard product of Lucid Diagnostics Inc. (“Lucid”), the Company’s subsidiary, will be covered by Medicare, the Warrants will be callable by the Company at a price of $0.001 per Warrant Share. The Company may send written notice to the holders after such condition has been satisfied (but in any event, no earlier than February 28, 2026) and, after receipt of such notice, the holders will have 30 days after the call notice to exercise the Warrants with respect to 50% of the Warrant Shares, and 30 days after receipt of Stockholder Approval (or if later, 30 days after receipt of the call notice) to exercise the Warrants with respect to the remaining 50% of the Warrant Shares.

Registration Rights Agreement

The Company and the Investors also executed a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement covering the resale of the shares of Common Stock issuable pursuant to the Series D Preferred Stock.

The 2026 Note

As noted above, concurrently with the consummation of the Offering, the Company issued to the Holder the 2026 Note with a principal amount of $15,000,000. The key terms of the 2026 Note are as follows:

General. The 2026 Note accrues interest at a rate of 15.0% per annum, payable in cash quarterly in arrears, and matures on February 3, 2029 (the “Maturity Date”), subject to the right of the noteholders to extend the Maturity Date under certain circumstances. The 2026 Note is required to be senior to all the Company’s other indebtedness, other than certain permitted indebtedness.

Security. The 2026 Note is secured by all existing and future assets of the Company and its subsidiaries (but not any existing or future assets of the Company’s subsidiary Lucid), pursuant to the existing security agreement by and between the Company and the Holder (the “Security Agreement”).

Redemption — Company Option. At any time, the Company may redeem all, but not less than all, of the 2026 Note, in cash, at a price equal to the sum of the Conversion Amount (as defined in the 2026 Note) plus the amount of additional interest that would accrue under the 2026 Note assuming that the original outstanding principal of the 2026 Note remained outstanding through and including the Maturity Date (or, if earlier, the twenty-four month anniversary of such date) (the “Make-Whole Amount”).

Redemption — Change of Control. In connection with a Change of Control (as defined in the 2026 Note), a noteholder may require us to redeem all, or any portion, of the 2026 Note, in cash, at a price equal to the sum of the Conversion Amount plus the Make-Whole Amount.

Redemption — Event of Default. In connection with an Event of Default (as described below), the noteholder may require the Company to redeem all or any portion of the 2026 Note, in cash, at a price equal to 115% of the sum of the Conversion Amount plus the Make-Whole Amount. Upon the occurrence of certain Events of Default related to bankruptcy, the Company shall immediately redeem all of the 2026 Note, in cash, at the same redemption price.

Events of Default. The 2026 Note provides for certain Events of Default, including, among other things, any breach of the covenants described below and any failure of both Lishan Aklog, M.D., the Company’s Chairman and Chief Executive Officer, to serve as its Chief Executive Officer and Dennis McGrath, the Company’s President and Chief Financial Officer, to serve as its Chief Executive Officer or Chief Financial Officer.

Covenants. The Company will be subject to certain customary affirmative and negative covenants regarding the rank of the 2026 Note, the incurrence of indebtedness, the existence of liens, the repayment of indebtedness and the making of investments, the payment of cash in respect of dividends, distributions or redemptions, the transfer of assets, the maturity of other indebtedness, transactions with affiliates, changes in collateral and controlled accounts, among other customary matters. The Company also will be subject to financial covenants requiring that (i) the amount of the Company’s available cash will equal or exceed $5,000,000 as of each Measurement Date (as defined in the 2026 Note) (or, for any Measurement Date on or after July 1, 2026, $8 million), and (ii) the ratio of (a) the Outstanding Value of the 2026 Note to (b) the average VWAP of the shares of Lucid’s common stock held by the Company for the preceding 10 business days, will not exceed 65% (or, for any Measurement Date on or after July 1, 2026, 50%), provided that in no event shall the value of the shares of Lucid’s common stock held by the Company have a value of less than $20 million.

Voluntary Conversion; Beneficial Ownership Limitation. Any portion of the principal amount of the 2026 Note, plus accrued and unpaid interest and any late charges thereon or other charges due (the “Conversion Amount”), is convertible at any time, in whole or in part, at the noteholder’s option, into shares of the Company’s common stock at an initial fixed conversion price of $450.00 per share, subject to certain adjustments. A noteholder will not have the right to convert any portion of the 2026 Note, to the extent that, after giving effect to such conversion, the noteholder (together with certain of its affiliates and other related parties) would beneficially own in excess of 4.99% of the shares of the Company’s common stock outstanding immediately after giving effect to such conversion (the “Maximum Percentage”). The noteholder may from time to time increase the Maximum Percentage to 9.99%, provided that any such increase will not be effective until the 61st day after delivery of a notice to us of such increase.

Amendment Agreement

Under an Amendment Agreement, dated February 3, 2026 (the “Amendment Agreement”), between the Company and the Holder, the Company and the Holder agreed to the terms and conditions on which the Company would redeem all 16,962 shares of Series C Preferred Stock outstanding and refinanced all $8,414,890 in principal and interest of the 2022 Note. In addition, under this agreement, the Company granted the Holder the right to receive from the Company 300,000 shares of Lucid’s common stock (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events), upon the earliest of (x) the Maturity Date, (y) the date the 2026 Note no longer remains outstanding and (z) such earlier date as the Company shall notify the Holder in writing, subject to the beneficial ownership limitation described in the Amendment Agreements. The Amendment Agreement also includes customary representations and warranties and customary covenants for an agreement of its type, as well as certain conforming amendments to the transaction documents under which the 2022 Note was issued, a prohibition on variable rate transactions and a mutual release between the parties.

Additional Information

The offer and sale of the shares of Series D Preferred Stock, and of the shares of Common Stock issuable upon conversion of the shares of Series D Preferred Stock, are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, the investors are accredited investors, the investors are taking the securities for investment and not resale and the Company took appropriate measures to restrict the transfer of the securities.

The securities have not been registered under the Securities Act and may not be offered or sold in United States absent registration or an exemption from registration. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these Securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offer and sale of the 2026 Note, and of the shares of common stock issuable upon conversion of the 2026 Note, are exempt from the registration requirements of the Securities Act, pursuant to Section 3(a)(9) of the Securities Act, because they involve an exchange with the Company’s existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.

The forgoing description of the Amendment Agreement, the Registration Rights Agreement, the Security Agreement, the Certificate of Designations, the Warrants and the 2026 Note is qualified in its entirety by reference to the full text of the forms of such documents, copies of which are filed or incorporated by reference as Exhibit 10.1, 10.2, 10.3, 3.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K.

Item 1.02.	Termination of a Material Definitive Agreement.

To the extent required by Item 1.02 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K (this “Current Report”) is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information contained in Item 1.01 of this Current Report is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information contained in Item 1.01 of this Current Report is incorporated by reference herein.

Item 3.03.	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 1.01 of this Current Report is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required by Item 5.03 of Form 8-K, the information contained in Item 1.01 of this Current Report is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On February 4, 2026, the Company issued a press release announcing the transactions described in this Current Report. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

The information furnished under Item 7.01, including the exhibit related thereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any disclosure document of the Company, except as shall be expressly set forth by specific reference in such document.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
3.1	Certificate of Designations of Series D Preferred Stock.
4.1	Form of Warrant to Purchase Series D Preferred Stock.
4.2	Form of 2026 Note.
10.1	Form of Amendment Agreement.
10.2	Form of Registration Rights Agreement.
10.3	Security Agreement (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed by the Company on April 4, 2022).
99.1	Press release.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

This Current Report, including Exhibit 99.1 attached hereto, contains certain forward-looking statements that involve substantial risks and uncertainties. When used herein, the terms “anticipates,” “expects,” “estimates,” “believes,” “will” and similar expressions, as they relate to us or our management, are intended to identify such forward-looking statements.

Forward-looking statements in this Current Report, including Exhibit 99.1 attached hereto, involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. Such forward-looking statements are based upon management’s best estimates based upon current conditions and the most recent results of operations. These risks, uncertainties and other factors include, but are not limited to, those set forth herein and in the other documents filed by the Company with the Securities and Exchange Commission, each of which could adversely affect our business and the accuracy of the forward-looking statements contained herein. The Company’s ability to maintain its listing on Nasdaq and its actual results, performance or achievements may differ materially from those expressed or implied by such forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 4, 2026	PAVMED INC.

	By:	/s/ Dennis McGrath
Dennis McGrath
President and Chief Financial Officer